EXHIBIT 32.1

    CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Garry E. Wong, the Chief Executive Officer and the Chief Financial Officer of Deer Bay Resources Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the year ended February 28, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K, as amended, fairly presents in all material respects the financial condition and results of operations of the Company.

      Signature                             Title                       Date
      ---------                             -----                       ----

/s/ Garry E. Wong             President, Chief Executive Officer,   May 18, 2010
---------------------------   Chief Financial Officer, Secretary,
Garry E. Wong                 Treasurer and Director


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.